Exhibit 10.9

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 20, 2007, by and between SUNPOWER CORPORATION, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 13, 2007, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.             Section 1.1 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.1.      LINE OF CREDIT.

(a)           Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including July 31, 2008, not to exceed at any time the aggregate principal amount of Fifty Million Dollars ($50,000,000.00) (“Line of Credit”), the proceeds of which shall be used for working capital and other corporate requirements. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of July 13, 2007 (“Line of Credit Note”), all terms of which are incorporated herein by this reference.

(b)           Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby letters of credit for the account of Borrower (each, a “Subfeature Letter of Credit” and collectively, “ Subfeature Letters of Credit”); provided however, that the aggregate undrawn amount of all outstanding Subfeature Letters of Credit shall not at any time exceed Forty Million Dollars ($40,000,000.00). The form and substance of each Subfeature Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Subfeature Letter of Credit shall be issued for an initial term not to exceed three hundred sixty-five (365) days, as designated by Borrower; provided however, that if Borrower requests that Bank issue a Subfeature Letter of Credit hereunder with a final expiration subsequent to the maturity date of the Line of Credit, such Subfeature Letter of Credit shall provide for automatic renewals of the expiration date thereof (up to the final expiration date thereof, to be agreed upon by Bank and Borrower) subject to Bank’s right to prevent any such renewal from occurring by sending notice to that effect to the beneficiary not less than 60 days prior to the initial (or any extended) expiration date (the “Auto-Renewal Provision”). The undrawn amount of all Subfeature Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Subfeature Letter of Credit shall be subject to the additional terms and conditions of the Standby Letter of Credit Agreement previously executed by Borrower and of applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Subfeature Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing. In the event that any Subfeature Letters of Credit remain outstanding on the maturity date of the Line of Credit (and the Line of Credit has not been renewed or extended), Borrower shall on demand by Bank deliver to Bank cash or cash equivalents acceptable to Bank, to be maintained in an account at Bank, in the aggregate amount then available to be drawn under such outstanding Subfeature Letter of Credit (plus the amount drawn and not yet reimbursed under Subfeature Letters of Credit) in which Bank is granted a possessory security interest of first priority.

(c)           Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.”

2.             Section 1.2 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.2.      LETTER OF CREDIT LINE.

(a)           Letter of Credit Line. Subject to the terms and conditions of this Agreement, Bank hereby agrees to establish a letter of credit line (“Letter of Credit Line”) under which Bank shall issue or cause an affiliate to issue commercial and standby letters of credit for the account of Borrower to finance working capital and other corporate requirements (each, a “Letter of Credit” and collectively, “Letters of Credit”) from time to time up to and including July 31, 2012; provided however, that the aggregate of all undrawn amounts, and all amounts drawn and unreimbursed, under any Letters of Credit issued under the Letter of Credit Line shall not at any time exceed the principal amount of Fifty Million Dollars ($50,000,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for an initial term not to exceed 365 days, as designated by Borrower; provided however, that no Letter of Credit shall have a final expiration date subsequent to the maturity date of the Letter of Credit Line, and if any Letter of Credit is issued for a term in excess of one year, it shall contain the Auto-Renewal Provision. Each Letter of Credit shall be subject to the additional terms of the Commercial and Standby Letter of Credit Agreements, as applicable, to be dated as of the date of their respective execution, applications thereunder, and any related documents required by Bank in connection with the issuance thereof (each, a “Letter of Credit Agreement”).

(b)           Repayment of Drafts. Each drawing paid under any Letter of Credit shall be repaid by Borrower in accordance with the provisions of the applicable “Letter of Credit Agreement.”

3.                                       Section 1.3(c) is hereby amended to read as follows:

“(c)         Letter of Credit Fees. Borrower shall pay to Bank (i) fees upon the issuance of each Letter of Credit equal to fifteen-hundredths percent (0.15%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, (ii) fees upon the issuance of each Subfeature Letter of Credit equal to one percent (1.00%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (iii) fees upon the payment or negotiation of each drawing under any Letter of Credit or Subfeature Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit or Subfeature Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit or Subfeature Letter of Credit) determined in accordance with Bank’s standard fees and charges then in effect for such activity. The standard fees and charges in effect as of the date hereof are set forth in Schedule 1.3 hereto.”

4.                                       Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.                                       Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit

Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
SUNPOWER CORPORATION		NATIONAL ASSOCIATION

By:	/s/ EMMANUEL T. HERNANDEZ	By:	/s/ MATTHEW A. SERVATIUS
	Emmanuel T. Hernandez		Matthew A. Servatius
	Chief Financial Officer		Vice President